EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Rick Abshire (713) 881-3609

ADAMS RESOURCES ANNOUNCES FIRST QUARTER 2015 DIVIDEND

Houston (February 24, 2015)--Adams Resources & Energy, Inc. (NYSE MKT-AE) announced that its Board of Directors declared a quarterly cash dividend in the amount of $.22 (twenty-two cents) per common share, payable on March 23, 2015 to shareholders of record as of March 11, 2015.

The Company expects to announce its fourth quarter 2014 earnings during the week of March 9, 2015.
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The information in this release includes certain forward-looking statements that are based on assumptions that in the future may prove not to have been accurate. A number of factors could cause actual results or events to differ materially from those anticipated.  Such factors include, among others, (a) general economic conditions, (b) fluctuations in hydrocarbon prices and margins, (c) variations between commodity contract volumes and actual delivery volumes, (d) unanticipated environmental liabilities or regulatory changes, (e) counterparty credit default, (f) inability to obtain bank and/or trade credit support, (g) availability and cost of insurance, (h) changes in tax laws, (i) the availability of capital, (j) changes in regulations, (k) results of current items of litigation, (l) uninsured items of litigation or losses, (m) uncertainty in reserve estimates and cash flows, (n) ability to replace oil and gas reserves, (o) security issues related to drivers and terminal facilities, (p) commodity price volatility, (q) demand for chemical based trucking operations, (r) successful completion of drilling activity, (s) financial soundness of customers and suppliers and (t) adverse world economic conditions.  These and other risks are described in the Company’s reports that are on file with the Securities and Exchange Commission.